UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 9, 2009

ISOLAGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Effective January 9, 2009, and in connection with a reduction of staff, Isolagen, Inc. (the “Company”) terminated Dr. Sandra Calman as its Chief Medical Officer.

(c) Not applicable.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

Item 8.01 Other Events

On November 6, 2008, the Company disclosed on SEC Form 10-Q that there existed substantial doubt about its ability to continue as a going concern, and that its ability to continue as a going concern is contingent, among other things, upon its ability to secure additional adequate financing or capital prior to January 15, 2009 under its current operating plan and condition. Further, if the Company did not obtain additional funding, or anticipate additional funding, prior to January 15, 2009, the Company may enter into bankruptcy, and possibly cease operations.

In addition, on November 6, 2008, the Company disclosed that it was pursuing dual paths, including pursuing potential financing alternatives as well as continuing potential strategic partnership discussions. However, there could be no assurance that any such potential transactions would be successfully completed on terms acceptable to the Company, or completed at all.

As of January 15, 2009, the Company has not executed a strategic partnership, nor has the Company completed a financing or secured additional capital. The Company has now deviated from its normal operating plan and is focusing its remaining cash resources on specific clinical programs, namely efforts to complete its Biologics License Application related to the Company’s Phase III Nasolabial Fold study, and continuing its IT-R-008 Phase II/III Acne Scar trial. All other clinical programs have been suspended in order to preserve the Company’s remaining cash resources.

As a result of the actions described above, the Company believes it can continue its operations beyond January 15, 2009. However, the Company is unable to estimate the amount of time its remaining resources will allow it to continue in operation without additional funding. The Company’s largest liability, as of January 15, 2009, is a debt liability of $90 million, which can be called due, at the option of the noteholders, as early as November 2009.

The Company continues to pursue potential financing alternatives and potential strategic partnership discussions. However, there still can be no assurance that any such potential financing alternative would be successfully completed on terms acceptable, or completed at all. Further, there can be no assurance that the Company’s potential strategic partnership discussions would be completed on terms acceptable to the Company, or completed at all. If the Company does not obtain additional funding, or anticipate additional funding, in the near future, the Company may enter into bankruptcy, and possibly cease operations.

The Company recommends this Form 8-K be read in conjunction with the Company’s most recent Form 10-K and Form 10-Q filings, which include, among other things, risks and uncertainties related to the Company which are described in Item 1A of the Company’s Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of Form 10-Q for the quarterly period ended September 30, 2008.

All statements in this Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this Form 8-K, include, without limitation, the Company’s ability to continue as a going concern, to complete any financing, to secure additional capital, or to complete a strategic partnership, as well as the Company’s ability to complete its Biologics License Application related to the Company’s Phase III Nasolabial Fold study and its IT-R-008 Phase II/III Acne Scar trial. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q filed since the annual report. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: January 15, 2009	By:	/s/ Todd J. Greenspan

Todd J. Greenspan,
Chief Financial Officer